Exhibit 99.1

Press Release

Investor Contact: Ahmed Pasha 703-682-6451

Media Contact: Amy Ackerman 703-682-6399

AES Announces Private Offering of Senior Notes

ARLINGTON, Va., November 19, 2020 – The AES Corporation (NYSE: AES) (“AES” or the “Company”) today announced that it intends, subject to market and other conditions, to offer Senior Notes due 2026 (the “2026 Notes”) and Senior Notes due 2031 (the “2031 Notes” and together with the 2026 Notes, the “New Notes”) in a private offering exempt from registration in accordance with Rule 144A and Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”).

AES intends to allocate an amount equal to the net proceeds from this offering to one or more eligible green projects. Pending such allocation, AES intends to use the net proceeds from this offering to fund purchases of any and all of its 5.500% senior notes due 2025 (the “ 2025 Notes”), 6.000% senior notes due 2026 (the “6.000% 2026 Notes”) and 5.125% senior notes due 2027 (the “2027 Notes” and, together with the 2025 Notes and the 6.000% 2026 Notes, the “Tender Offer Notes”) in tender offers (the “Tender Offers”), to fully redeem any of the Tender Offer Notes not tendered in connection with the Tender Offers, to fully redeem the $65.0 million aggregate principal amount outstanding of its 4.500% notes due 2023 (the “2023 Notes”) and $63.0 million aggregate principal amount of its 5.500% notes due 2024 (the “2024 Notes” and together with the Tender Offer Notes and the 2023 Notes, the “Outstanding Notes”), to pay certain related fees and expenses and for general corporate purposes. This press release does not constitute an offer to purchase or the solicitation of an offer to sell the Outstanding Notes.

The New Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The Company plans to offer and issue the New Notes only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.

This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy the New Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the New Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global energy company accelerating the future of energy. Together with our many stakeholders, we’re improving lives by delivering the greener, smarter energy solutions the world needs. Our diverse workforce is committed to continuous innovation and operational excellence, while partnering with our customers on their strategic energy transitions and continuing to meet their energy needs today. For more information, visit www.aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Such forward-looking statements include, but are not limited to, our financing plans, including the offering of the New Notes and the details thereof, the proposed use of proceeds therefrom, the ultimate allocation of amounts relating to the offering of the New Notes to eligible green projects, and other expected effects of the offering of the New Notes. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions.

Actual results could differ materially from those projected in AES’ forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: “Management’s Discussion & Analysis” in AES’ 2019 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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